Exhibit (e)

CONSENT OF MAG. CHRISTOPH KREUTLER

I hereby consent to the use of my name under the heading “Sources of Information” in this Annual Report on Form 18-K/A for the year ended December 31, 2023 of Oesterreichische Kontrollbank Aktiengesellschaft and to its incorporation by reference into Registration Statement Nos. 333-226311 and 333-273783 of Oesterreichische Kontrollbank Aktiengesellschaft.

Date: August 22, 2024

/s/ MAG. CHRISTOPH KREUTLER
Name:	Mag. Christoph Kreutler
Title:	Director, Head of the Division for Export Financing and International Export Promotion Policy, Ministry of Finance of the Republic of Austria